Exhibit 10.17.2

August 8, 2013

VIA HAND DELIVERY

Dane A. Miller, Ph.D.

16 Stone Camp

Winona Lake, IN 46590

RE: 2nd Amendment; Consulting Agreement dated 1/14/10 and amended 9/12/11

Dear Dane:

Biomet would like to enter into a second amendment to your attached Consulting Agreement to extend the term for an additional one (1) year. Accordingly, Section 6 of the Agreement is hereby deleted and replaced with the following:

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6. Term and Termination.

(a) The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (i) the fifth anniversary of the Effective Date (i.e. September 1, 2014), (ii) an Initial Public Offering, or (iii) a Change of Control (the “Term”).

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All other terms and provisions of the Agreement will remain in effect and unchanged. If you are agreeable to this change, please indicate your acceptance by signing below and returning the original of this second amendment to me. Thank you for your assistance.

Sincerely,

/s/ Jeffrey R. Binder Jeffrey R. Binder President and Chief Executive Officer, Biomet, Inc.

Accepted and agreed to this 19th day of August, 2013.

/s/ Dane A. Miller, Ph.D.
Dane A. Miller, Ph.D.

Mailing Address:	Shipping Address:
P.O. Box 587	56 East Bell Drive
Warsaw, IN 46581-0587	Warsaw, IN 46582
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Office: 574.267.6639
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